As filed with the Securities and Exchange Commission on February 3, 2020.

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1926605
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

419 Davis Drive, Suite 100
Morrisville, North Carolina 27560
(919) 328-4400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Neal Fowler
Chief Executive Officer
Liquidia Technologies, Inc.
419 Davis Drive, Suite 100
Morrisville, North Carolina 27560
(919) 328-4400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Andrew P. Gilbert, Esq.
DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
(973) 520-2550

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)(2)	Proposed Maximum Offering Price Per Unit(3)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Common stock, $0.001 par value per share	7,164,534	$5.72	$40,981,134.48	$5,320

(1)                    The shares will be offered for resale by selling stockholders pursuant to the shelf prospectus contained herein.

(2)                    Pursuant to Rule 416 under the Securities Act, this registration statement also covers any additional number of shares of common stock issuable upon stock splits, stock dividends or other distribution, recapitalization or similar events with respect to the shares of common stock being registered pursuant to this registration statement.

(3)                    Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on average high and low prices per share of the common stock as reported on the Nasdaq Capital Market on January 29, 2020.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell the securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 3, 2020

PROSPECTUS

7,164,534 Shares

Common Stock

This prospectus relates to the resale, from time to time, of up to 7,164,534 shares of our common stock by the selling stockholders (which term, as used in this prospectus, includes pledgees, donees, transferees or other successors-in-interest) identified in this prospectus. The selling stockholders acquired the shares of our common stock in our December 2019 private placement.

We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of the shares.

We have agreed to bear all of the expenses incurred in connection with the registration of these shares. The selling stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of shares of our common stock.

The selling stockholders identified in this prospectus may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the methods of sale that may be used by the selling stockholders, see the section entitled “Plan of Distribution” on page 14. For a list of the selling stockholders, see the section entitled “Selling Stockholders” on page 12.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LQDA.”  On January 31, 2020, the last reported sale price of our common stock was $5.81 per share. You are urged to obtain current market quotations for the common stock.

We are an “emerging growth company” under applicable Securities and Exchange Commission rules and, as such, have elected to comply with certain reduced public company disclosure requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company.”

Investing in our securities involves risk.  See “Risk Factors” on page 5 of this prospectus.  You should carefully read this prospectus as well as the documents incorporated by reference herein and therein, before you invest in any of our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2020

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus may only be used where it is legal to offer and sell shares of our common stock. If it is against the law in any jurisdiction to make an offer to sell these shares, or to solicit an offer from someone to buy these shares, then this prospectus does not apply to any person in that jurisdiction, and no offer or solicitation is made by this prospectus to any such person. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. Our business, financial condition, results of operations and prospects may have changed since such date.

This prospectus includes our trademarks, trade names and service marks, such as Liquidia, the Liquidia logo and PRINT, or Particle Replication In Non-wetting Templates, which are protected under applicable intellectual property laws and are the property of Liquidia Technologies, Inc. This prospectus also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks, trade names and service marks referred to in this prospectus may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, trade names and service marks. We do not intend our use or display of other parties’ trademarks, trade names or service marks to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of us by, these other parties.

PROSPECTUS SUMMARY

This summary highlights, and is qualified in its entirety by, the more detailed information included elsewhere in this prospectus or incorporated by reference herein. This summary does not contain all of the information that may be important to you. You should read and carefully consider the entire prospectus, especially the “Risk Factors” section of this prospectus, before deciding to invest in our common stock. Unless the context otherwise requires, references in this prospectus to “Liquidia,” “we,” “us,” “our,” “our company” and “our business” refer to Liquidia Technologies, Inc., a Delaware corporation.

Overview

We are a late-stage clinical biopharmaceutical company focused on the development and commercialization of human therapeutics using our proprietary PRINT technology to transform the lives of patients. PRINT is a particle engineering platform that enables precise production of uniform drug particles designed to improve the safety, efficacy and performance of a wide range of therapies. Our primary objective has been to pursue marketing approval of LIQ861 and commercialize such product if approved by the U.S. Food and Drug Administration, or FDA.

Product Pipeline

We are currently focused on the development of two product candidates for which we hold worldwide commercial rights: LIQ861 for the treatment of pulmonary arterial hypertension, or PAH, and LIQ865 for the treatment of local post-operative pain.

The following table summarizes our clinical-stage product candidates being developed using PRINT technology:

LIQ861

On January 24, 2020, we submitted a New Drug Application, or NDA, to the FDA for LIQ861, our lead product candidate, as a potential treatment for patients with PAH. LIQ861 is an inhaled dry powder formulation of treprostinil that is administered using a convenient, disposable dry powder inhaler. Treprostinil is a synthetic analog of prostacyclin, a vasoactive mediator essential to normal lung function, which is deficient in patients with PAH. We believe that LIQ861 has the potential to improve the therapeutic profile of existing formulations of treprostinil by enhancing deep-lung delivery and achieving higher dose levels than current inhaled therapies.

In August 2019, we completed an open-label Phase 3 clinical trial, INSPIRE, or Investigation of the Safety and Pharmacology of Dry Powder Inhalation of Treprostinil, for LIQ861. The primary objective of the INSPIRE study was to evaluate the long-term safety and tolerability of LIQ861. The study was designed to evaluate patients who have either been under stable treatment with Tyvaso (nebulizer-delivered treprostinil) for at least three months and were transitioned to LIQ861 under the protocol, or Transition patients, or patients who had been under stable treatment with no more than two non-prostacyclin oral PAH therapies for at least three months and then had their treatment regimen supplemented with LIQ861 under the protocol, or Add-On patients. Within the INSPIRE study, 18 Transition patients were evaluated in a one-directional crossover sub-study comparing bioavailability and pharmacokinetics, or PK, of treprostinil following dosing of LIQ861 as compared with Tyvaso.

As reported in March 2019, we completed enrollment and met the primary endpoint in our INSPIRE trial. LIQ861 was observed to be well-tolerated in 109 patients, with 101 patients (93%) completing at least two months of treatment. During the two-month period, LIQ861 was evaluated at doses up to 150 mcg capsule strength with no study-drug related serious adverse events. Dosing has exceeded the 159 mcg capsule strength (clinical trial nomenclature of 150 mcg capsule strength) in some patients receiving drug beyond the Month 2 timepoint. We have not yet determined a maximum tolerated dose of LIQ861. We also reported fully enrolling our one-directional crossover sub-study comparing bioavailability and PK of treprostinil as sub-study patients transitioned from Tyvaso to LIQ861.

In April 2019, we reported further data from these 109 patients in our INSPIRE trial on exploratory endpoints at two months of treatment that demonstrated generally favorable results with respect to six-minute walk distance and quality of life as indicated by the Minnesota Living with Heart Failure Questionnaire, or MLHFQ. In May 2019, we reported further presentation of this data at the American Thoracic Society, or ATS, International Conference 2019.

In June 2019, we reported results from the INSPIRE study indicating that the 75 mcg capsule strength of LIQ861 correlates with the 54 mcg dose of Tyvaso, the maximum recommended label dose of Tyvaso. Analysis of the data from the PK sub-study in patients showed variability in systemic plasma levels of both LIQ861 and Tyvaso, which is believed to be attributed to variation in severity of disease and has been seen in prior studies of treprostinil in patients. To more accurately characterize the PK of LIQ861, we conducted two additional PK studies in healthy volunteers. In the first of these studies, we observed unexpected variability in PK levels. Post-hoc analysis showed that plasma levels of treprostinil were tightly correlated to the LIQ861 dose delivered. Based upon additional non-clinical and clinical work, we believe the unexpected variability seen in this healthy volunteer study was due to an administration technique unique to the conduct of the study in the phase 1 setting. In August 2019, we completed a second PK study in healthy volunteers in which the proper administration technique was followed. This study demonstrated significantly reduced variability, and we believe we have established comparative bioavailability to the reference listed drug.

Final enrollment in the pivotal INSPIRE trial included 121 PAH patients to assess safety and tolerability through Month 2, the primary endpoint of the trial. Of the 121 patients enrolled in the study, 55 were Transition patients and 66 were Add-On patients. Add-On patients started on a dose of 26.5 mcg capsule strength of LIQ861 (clinical trial nomenclature of 25 mcg capsule strength), with most (>80%) titrating to 79.5 mcg capsule strength (clinical trial nomenclature of 75 mcg capsule strength) or higher within the first two months of treatment. Consistent with preliminary data presented in the second quarter of 2019, LIQ861 was observed to be well-tolerated and treatment-emergent adverse events were mostly mild to moderate in nature at Month 2 up to doses of 159 mcg capsule strength of LIQ861 (clinical trial nomenclature of 150 mcg capsule strength), the highest dose studied at Month 2. Durability of therapy with LIQ861 appeared to be favorable, with 96% of Transition patients and 91% of Add-On patients remaining on study drug at the Month 2 timepoint.

Initial analysis of the exploratory endpoints from the INSPIRE study indicates that LIQ861 may provide functional and quality-of-life benefits to PAH patients in New York Heart Association, or NYHA, functional classes II and III. More than 90% of all patients who completed two months of treatment maintained or improved their NYHA functional class. Additionally, we observed improvement in six-minute-walk-distance and quality of life as measured by the MLHFQ in both patient groups.

We continued to treat patients who chose to remain on LIQ861 beyond the Month 2 timepoint of the primary endpoint. More than 80% of INSPIRE patients remained on study drug at Month 4 with no significant changes in safety or tolerability observed compared to Month 2. At the completion of the INSPIRE study, the patient with the longest duration of treatment had been on LIQ861 therapy for 18 months. To provide for continuity of treatment, patients from INSPIRE have been provided the opportunity to continue receiving treatment in an extension study, which is currently ongoing. In addition, we are enrolling patients in a clinical study at certain investigational sites in Europe to characterize the hemodynamic dose-response relationship to LIQ861. We are also considering conducting other clinical trials to generate additional data on LIQ861, including a clinical trial in pediatric patients.

LIQ865

We have completed two Phase 1 clinical trials of our second product candidate, LIQ865, for the treatment of local post-operative pain. LIQ865 is our proprietary injectable, sustained-release formulation of bupivacaine, a non-opioid pain medication. We have designed LIQ865 to be administered as a single treatment for the management of local post-operative pain for three to five days after a procedure. If approved, we believe that LIQ865 has the potential to provide significantly longer post-operative pain relief compared to currently marketed formulations of bupivacaine. We initiated Phase 2-enabling toxicology studies earlier in 2019 to assess LIQ865 in multiple non-clinical tissue models. Results from a study to assess incision tensile strength after healing were acceptable and not statistically different from controls. In a study to assess bone fracture healing, we observed dose-dependent delayed healing at the two LIQ865 doses studied; however, there were no adverse effects noted on surrounding soft tissues. Additional studies are planned with lower doses of LIQ865 to determine a no adverse effect level, or NOAEL, on bone healing. We will review the results from these toxicology studies in 2020, and if supportive, we intend to initiate Phase 2 proof-of-concept clinical trials, subject to availability of capital and other factors.

Other

We believe that our PRINT technology can be applied to a wide range of therapeutic areas, molecule types and routes of administration. We are currently focused on developing product candidates that we believe are eligible to be approved under the 505(b)(2) regulatory pathway, which can be capital efficient and potentially enable a shorter time to approval, as it allows us to rely in part on existing knowledge of the safety and efficacy of the relevant reference listed drugs to support our applications for approval in the United States. If any of our product candidates are approved, we intend to conduct initial commercial manufacturing of drug product using in-house capabilities, and to outsource packaging and distribution to third parties. Where appropriate, we may also transition the commercial manufacture of our drug product to third parties. In addition to developing our two product candidates, we have provided specific field-limited licenses to our PRINT technology to pharmaceutical companies seeking to develop their own potential drugs and biological therapies.

Financing and Strategic Matters

We will need to raise substantial additional capital to continue our business operations and to remain in compliance with the minimum cash requirement on our debt during and beyond the third quarter of 2020, and to commercialize LIQ861, if approved. We may decide to raise capital through public or private equity offerings, including our “at-the-market” equity offering program, or debt financings, or obtain a bank credit facility. Such capital may not be available to us on a timely basis, on terms that are favorable to us, or at all. Alternatively, in light of our current limited cash resources, outstanding debt and associated minimum cash covenant, and based on a review of the status of our programs, resources and capabilities, we continue to explore strategic alternatives with the support of our financial advisor, Jefferies LLC, that could maximize stockholder value. Such strategic alternatives include, but are not limited to, the potential formation of a partnership or a licensing transaction with respect to our lead program, LIQ861 for the treatment of PAH, as well as the sale of some of our assets or proprietary technologies, or a potential merger or sale of Liquidia.

The sale of additional equity or debt securities, if convertible, could result in dilution to our existing stockholders and, in such event, the market value of our common stock may decline. The incurrence of additional indebtedness would result in increased fixed obligations and could also result in covenants that would restrict our operations or other financing alternatives. Alternatively, there can be no assurance that we will be able to enter into any strategic transaction or transactions on a timely basis, on terms that are favorable to us, or at all.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, as amended, or the JOBS Act. As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. As an emerging growth company, among other reduced disclosure requirements:

•                  we provide reduced disclosure about our executive compensation arrangements;

•                  we are not required to have advisory votes on executive compensation or golden parachute arrangements; and

•                  we have an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would cease to be an emerging growth company on the date that is the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1.07 billion or more; (ii) the last day of 2023; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have chosen to opt out of the extended transition periods available to emerging growth companies under the JOBS Act for complying with new or revised accounting standards. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition periods for complying with new or revised accounting standards is irrevocable. We may choose to take advantage of some but not all of these other exemptions available to emerging growth companies.

As a “smaller reporting company,” as defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, in addition to providing reduced disclosure about our executive compensation arrangements and business developments, among other reduced disclosure requirements available to smaller reporting companies, we present only two years of audited financial statements in addition to any required unaudited interim financial statements with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure.

We have taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

Corporate Information

Liquidia Technologies, Inc. was incorporated in Delaware on June 8, 2004. Our principal executive offices are located at 419 Davis Drive, Suite 100, Morrisville, North Carolina 27560 and our telephone number is (919) 328-4400.  Our mailing address is PO Box 110085, Research Triangle Park, NC 27709. Our website is located at www.liquidia.com. The information on or that can be accessed through our website is not incorporated by reference into this prospectus, and you should not consider any such information as part of this prospectus or in deciding whether to purchase our common stock.

THE OFFERING

Common stock offered by selling stockholders	7,164,534 shares

Use of proceeds	We will not receive any proceeds from the sale of shares in this offering.

Risk factors	You should read the “Risk Factors” section included in this prospectus for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Nasdaq Capital Market symbol	“LQDA”

DESCRIPTION OF PRIVATE PLACEMENT WITH THE SELLING STOCKHOLDERS

On December 23, 2019, we entered into a common stock purchase agreement for a private placement with the selling stockholders whereby, on December 27, 2019 we issued and sold 7,164,534 shares of our common stock at a price of $3.13 per share for aggregate gross proceeds of approximately $22.4 million, which we refer to as the Private Placement. For a detailed description of the transactions contemplated by the common stock purchase agreement with the selling stockholders and the shares issued pursuant thereto, see the section captioned “Selling Stockholders” in this prospectus. We filed the registration statement on Form S-3, of which this prospectus forms a part, to fulfill our contractual obligations under the registration rights agreement entered into concurrently with the common stock purchase agreement with the selling stockholders to provide for the resale by the selling stockholders of the shares of common stock offered hereby, or the Registration Rights Agreement.

RISK FACTORS

Investing in our common stock involves a high degree of risk. Before you decide to invest in our common stock, you should carefully consider the below risk as well as the risks described in the section captioned “Risk Factors” in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other filings we make with the Securities and Exchange Commission, or SEC, from time to time, which are incorporated by reference herein in their entirety, together with the other information in this prospectus and documents incorporated by reference in this prospectus. The below risk and the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein are not the only ones facing our company. Additional risks and uncertainties may also impair our business operations. If the below risk or if any of the risks described in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein occurs, our business, financial condition, results of operations and future growth prospects could be harmed. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

As a public company, we are obligated to develop and maintain proper and effective internal control over financial reporting and any failure to do so may adversely affect investor confidence in us and, as a result, the trading price of our shares. We have not yet completed our 2019 assessment of the effectiveness of Internal Control Over Financial Reporting (ICFR).

As required by the Sarbanes Oxley Act of 2002 and commencing with the fiscal year ended December 31, 2019, we are required to furnish a report by management on, among other things, the effectiveness of our ICFR for the fiscal year ended December 31, 2019. We have not yet completed our assessment of the effectiveness of our ICFR as of December 31, 2019. As we complete our year end procedures, including our assessment of controls, we may determine that there are one or more significant deficiencies or material weaknesses in our ICFR.

If our senior management is unable to conclude we have effective ICFR, we may not be able to accurately report our financial results, or report them in a timely manner and we could be subject to regulatory scrutiny, a loss of public and investor confidence, and to litigation from investors and stockholders, all of which could have a material adverse effect on our business and the trading price of our shares. Failure to remedy any material weakness in our internal control over financial reporting, or to implement or maintain other effective control systems required of public companies, could result in charges by the SEC with violating the books and records and internal control provisions of the federal securities laws which may result in penalties and fines to our company, directors and officers, and also could restrict our future access to the capital markets.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may contain “forward-looking statements” within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements only provide our current expectations or forecasts of future events and financial performance and may be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “will” or “should”, “could”, “predicts” or the negative thereof, or other variations or comparable terminology, though the absence of these words does not necessarily mean that a statement is not forward-looking.  Forward-looking statements include all matters that are not historical facts and include, without limitation, statements concerning our business strategy, outlook, objectives, future milestones, plans, intentions, goals, and future financial condition, including the period of time for which our existing resources will enable us to fund our operations.  Forward-looking statements also include our financial, clinical, manufacturing and distribution plans and our expectations and timing related to the FDA approval and commercialization of our lead pipeline product candidates, LIQ861 and LIQ865. We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.

You should read carefully the risks described in the “Risk Factors” section included in this prospectus, our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein, together with all information incorporated by reference herein and therein, to better understand the significant risks and uncertainties inherent in our business and underlying any forward-looking statements. As a result of these risks, actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements in this prospectus, or incorporated by reference herein and therein, and you should not place undue reliance on any forward-looking statements.

In addition to the risks described in the “Risk Factors” section included in this prospectus, our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and the other filings incorporated by reference herein, many important factors may affect our ability to achieve our plans and objectives and to successfully develop and commercialize our product candidates.  Our results may be affected by our ability to manage our financial resources, difficulties or delays in developing manufacturing processes for our product candidates, preclinical and toxicology testing and regulatory developments.  Delays in clinical programs, whether caused by competitive developments, adverse events, patient enrollment rates, regulatory issues or other factors, could adversely affect our financial position and prospects.  Prior clinical trial program designs and results are not necessarily indicative of future clinical trial designs or results. If our product candidates do not meet safety or efficacy endpoints in clinical evaluations, they will not receive regulatory approval and we will not be able to market them. The FDA may not approve an NDA for LIQ861 or LIQ865, our data, our results, or permit us to proceed.  We may not be able to enter into any strategic partnership agreements. Operating expenses and cash flow projections involve a high degree of uncertainty, including variances in future spending rates due to changes in corporate priorities, the timing and outcomes of clinical trials, competitive developments and the impact on expenditures and available capital from licensing and strategic collaboration opportunities.  If we are unable to raise additional capital when required or on acceptable terms, we may have to significantly delay, scale back or discontinue one or more of our drug development or discovery research programs and delay or abandon potential commercialization efforts.  We may not ever have any products that generate significant revenue. Therefore, current and prospective security holders are cautioned that there can be no assurance that the forward-looking statements included in this document will prove to be accurate.

You should read and interpret any forward-looking statements together with the following documents:

•                  our most recent Annual Report on Form 10-K, including the sections entitled “Business”, “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•                  our most recent Quarterly Report on Form 10-Q, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and

•                  and our other filings with the SEC.

Any forward-looking statements that we make in this prospectus speak only as of the date of such statements and we undertake no obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus is a part to permit holders of the shares of our common stock described in the section entitled “Selling Stockholders” to resell such shares. We are not selling any securities under this prospectus and we will not receive any proceeds from the sale of shares by the selling stockholders.

The selling stockholders will pay any discounts, commissions, fees of underwriters, selling brokers or dealer managers and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, printing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock summarizes the material terms and provisions of our common stock and preferred stock and may not contain all the information that is important to you.  For the complete terms of our common stock and preferred stock, please refer to our amended and restated certificate of incorporation and amended and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus.  The DGCL may also affect the terms of these securities.

General

The total number of shares of capital stock that we have authorized is 50,000,000, divided into two classes consisting of (i) 40,000,000 shares of common stock, $0.001 par value per share, and (ii) 10,000,000 shares of preferred stock, $0.001 par value per share.

As of January 15, 2020, there are 28,231,501 shares of common stock issued and outstanding and an additional 2,159,250 shares issuable upon exercise of outstanding options and warrants. Of the 2,159,250 shares of common stock issuable upon exercise of outstanding options and warrants, 1,317,534 shares are issuable to our officers, directors and principal stockholders and 841,716 shares are issuable to other employees.  Furthermore, as of January 15, 2020, 7,259 shares of common stock are issuable upon the vesting of restricted stock units issued to Neal Fowler, our Chief Executive Officer.

As of the date of this prospectus, there were no shares of preferred stock issued and outstanding.

Common Stock

The holders of common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. The holders of common stock are entitled to receive ratably those dividends, if any, that may be declared from time to time by our Board out of funds legally available, subject to preferences that may be applicable to preferred stock, if any, then outstanding. In the event of a liquidation, dissolution or winding up of our company, the holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock, if any, then outstanding. The common stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board is authorized to issue preferred stock in one or more series, to establish the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of these shares and any qualifications, limitations or restrictions thereof. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our company without further action by the stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, we have no plans to issue any of the preferred stock.

Warrants

As of January 15, 2020, we had outstanding warrants to purchase an aggregate of 106,274 shares of our common stock at an exercise price of $0.0168 per share. These warrants expire on December 31, 2026.

Registration Rights

In connection with the Private Placement, we entered into the Registration Rights Agreement with the selling stockholders, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold in the Private Placement. We agreed to file such registration statement within 60 days following the date of the Registration Rights Agreement. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.

Additionally, we entered into a Seventh Amended and Restated Investors’ Rights Agreement, or IRA, on February 2, 2018 with our then-largest stockholders. Subject to the terms of this agreement, Holders, as defined in the Seventh Amended and Restated IRA, of shares having registration rights, or Registrable Securities, as defined in the Seventh Amended and Restated IRA, can demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing, until the earliest to occur of: (i) five years following the consummation of our initial public offering, or July 30, 2023, (ii) as to any Holder, such earlier time after our initial public offering at which such Holder can sell all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) in a single three (3)-month period without registration in compliance with Rule 144 of the Securities Act or (iii) after the consummation of a “Liquidation Event,” as defined in the Seventh Amended and Restated IRA.

Demand Registration Rights.    At any time after six months following the closing of our initial public offering, or January 30, 2019, subject to certain exceptions set forth in the Seventh Amended and Restated IRA, if the Holders of at least a majority of the common stock issued upon conversion of the Series C, Series C-1 and Series D preferred stock, or the Required Holders, demand that we file a registration statement covering the registration of Registrable Securities with an anticipated aggregate offering price of at least

$10 million, we are required to use all commercially reasonable efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities requested to be registered.

Form S-3 Registration Rights.    If we receive from the Holders of Registrable Securities a written request that we effect a registration on Form S-3, we are required to provide written notice of the proposed registration to all other Holders and use all commercially reasonable efforts to effect the registration of such shares on Form S-3; provided, however, that such Form S-3 registration right is subject to a number of exceptions, such as us being eligible to use Form S-3 at the time such Form S-3 registration request is made, the proposed sale of Registrable Securities to be registered on Form S-3 having an aggregate price to the public (net of any underwriters’ discounts or commissions) of at least $5 million and us not being required to file more than two registration statements on Form S-3 in a 12-month period. Furthermore, we have the ability to delay the filing of a registration statement under specified conditions, such as for a period of time following the effective date of a prior registration statement, if our Board deems it detrimental to us and our stockholders to delay the filing. Such postponements cannot exceed 90 days during any 12-month period and cannot be made more than once in any 12-month period.

Piggyback Registration Rights.    If we propose to register any of our securities under the Securities Act in connection with the public offering of such securities, we are required to, at such time, promptly give each Holder party to the Seventh Amended and Restated IRA written notice of such registration. Upon the written request of each such Holder given within 20 days after receipt of our registration notice, we are required to use all commercially reasonable efforts to cause to be registered under the Securities Act all of the Registrable Securities that each holder requests to be registered. In connection with any such offering, we are not required to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed between us and the underwriters selected by us and enter into an underwriting agreement in customary form with such underwriters, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by us. If marketing factors require a limitation of the number of shares to be underwritten, then the number of shares that may be included in the underwriting will be allocated, first, to us; second, to the Holders other than the Common Holders on a pro rata basis based on the total number of Registrable Securities held by such Holders; third, to the Common Holders on a pro rata basis based on the total number of Registrable Securities held by the Common Holders; and fourth, to any stockholder other than a Holder and/or Common Holder on a pro rata basis.  The requisite Holders who are party to the Seventh Amended and Restated IRA have waived their piggyback registration rights in connection with the filing of this registration statement and the offerings contemplated hereby.

Expenses of Registration.    We will pay all expenses, other than underwriting discounts and commissions, related to any demand, Form S-3 or piggyback registration, including without limitation all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for us and the reasonable fees and disbursements of one counsel for the selling Holders, not to exceed $50,000.

Indemnification.    The Seventh Amended and Restated IRA contains customary cross-indemnification provisions under which we are obligated to indemnify the selling stockholders in the event of material misstatements or omissions or other “Violation,” as defined in the Seventh Amended and Restated IRA, in the registration statement attributable to us, and they are obligated to indemnify us for material misstatements or omissions or other Violation attributable to them.

Termination of Registration Rights.    All registration rights granted under the IRA will terminate on the fifth anniversary of the completion of our initial public offering, or July 30, 2023.

Anti-Takeover Effects of Our Charter and Bylaws and Delaware Law

Some provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws could make the following transactions more difficult:

•                  acquisition of our company by means of a tender offer, a proxy contest or otherwise; and

•                  removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage and prevent coercive takeover practices and inadequate takeover bids. These provisions are designed to encourage persons seeking to acquire control of our company to negotiate first with our Board. They are also intended to provide our management with the flexibility to enhance the likelihood of continuity and stability if our Board determines that a takeover is not in the best interests of our stockholders. These provisions, however, could have the effect of discouraging attempts to acquire us, which could deprive our stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices. We believe that the benefits of these provisions, including increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company, outweigh the disadvantages of discouraging takeover proposals, because negotiation of takeover proposals could result in an improvement of their terms.

Election and Removal of Officers

Our amended and restated certificate of incorporation and our amended and restated bylaws contain provisions that establish specific procedures for appointing and removing members of our Board. Under our amended and restated certificate of incorporation and amended and restated bylaws, our Board consists of three classes of directors: Class I, Class II and Class III. A nominee for director shall be elected to our Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Each director will serve a three-year term and will stand for election upon the third anniversary of the annual meeting at which such director was elected. In addition, our amended and restated certificate of incorporation and amended and restated bylaws provide that vacancies and newly created directorships on our Board may be filled only by a majority of the directors then serving on our Board. Under our amended and restated certificate of incorporation, directors may be removed by the stockholders only by the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class.

Authorized but Unissued Shares.    The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without any further vote or action by our stockholders. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and our preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, changes in our management, tender offer, merger or otherwise. In particular, the authorization of undesignated preferred stock makes it possible for our Board to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company.

Stockholder Action; Advance Notification of Stockholder Nominations and Proposals.    Our amended and restated certificate of incorporation and amended and restated bylaws require that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and will eliminate the right of stockholders to act by written consent without a meeting. In addition, our amended and restated bylaws provide that candidates for director may be nominated and other business brought before an annual meeting only by the Board or by a stockholder who gives written notice to us no later than 90 days prior to nor earlier than 120 days prior to the first anniversary of the last annual meeting of stockholders. These provisions may have the effect of deterring unsolicited offers to acquire our company or delaying changes in our management, which could depress the market price of our common stock.

Special Stockholder Meetings.    Under our amended and restated certificate of incorporation and amended and restated bylaws, only the Board, the Chairman of our board or our Chief Executive Officer may call special meetings of stockholders.

Delaware Anti-Takeover Law.    We are subject to Section 203 of the DGCL, which is an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years following the date that the person became an interested stockholder, unless the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner. Generally, a business combination includes a merger, asset or stock sale, or another transaction resulting in a financial benefit to the interested stockholder. Generally, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of the corporation’s voting stock. The existence of this provision may have an anti-takeover effect with respect to transactions that are not approved in advance by our Board, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

No Cumulative Voting.    Under Delaware law, cumulative voting for the election of directors is not permitted unless a corporation’s certificate of incorporation authorizes cumulative voting. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors. Cumulative voting allows a minority stockholder to vote a portion or all of its shares for one or more candidates for seats on our board. Without cumulative voting, a minority stockholder will not be able to gain as many seats on our board based on the number of shares of our stock the stockholder holds as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board to influence its decision regarding a takeover.

Amendment of Charter Provisions.    The amendment of certain of the above provisions in our amended and restated certificate of incorporation and our amended and restated bylaws requires approval by holders of at least a majority of our outstanding capital stock entitled to vote generally in the election of directors.

These and other provisions could have the effect of discouraging others from attempting hostile takeovers, and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders might otherwise deem to be in their best interests.

Limitation of Liability and Indemnification

Our amended and restated certificate of incorporation provides that no director will be personally liable for monetary damages for breach of any fiduciary duty as a director, except with respect to liability:

•                  for any breach of the director’s duty of loyalty to us or our stockholders;

•                  for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•                  under Section 174 of the DGCL (governing distributions to stockholders); or

•                  for any transaction from which the director derived any improper personal benefit.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. The modification or repeal of this provision of our amended and restated certificate of incorporation will not adversely affect any right or protection of a director existing at the time of such modification or repeal.

Our amended and restated bylaws also provides that we will, to the fullest extent permitted by law, indemnify our directors and officers against all liabilities and expenses in any suit or proceeding or arising out of their status as an officer or director or their activities in these capacities. We will also indemnify any person who, at our request, is or was serving as a director, officer, employee, agent or trustee of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise. We may, by action of our Board, provide indemnification to our employees and agents within the same scope and effect as the foregoing indemnification of directors and officers.

Exclusive Forum

Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on behalf of our company, (2) action asserting a claim of breach of a fiduciary duty owed by any director or officer of our company to our company or our company’s stockholders, (3) action asserting a claim against our company arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws or (4) action asserting a claim against our company governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of our company shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation. However, the enforceability of similar forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be unenforceable.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. and its address is 250 Royall Street, Canton, MA 02021.

SELLING STOCKHOLDERS

On December 23, 2019, we entered into a common stock purchase agreement, or the Purchase Agreement, with the selling stockholders, pursuant to which we issued and sold 7,164,534 shares of our common stock at a price of $3.13 per share for gross proceeds of approximately $22.4 million, which we refer to as the Private Placement.

In connection with the Private Placement, on December 23, 2019 we entered into the Registration Rights Agreement with the selling stockholders, pursuant to which we agreed to file a registration statement with the SEC covering the resale of the shares of common stock sold in the Private Placement. We agreed to file such registration statement within 60 days following the date of the Registration Rights Agreement. The Registration Rights Agreement includes customary indemnification rights in connection with the registration statement. The registration statement of which this prospectus is a part has been filed in accordance with the Registration Rights Agreement.

The foregoing summary descriptions of the Purchase Agreement and the Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, which were filed as exhibits to our Current Report on Form 8-K, dated December 26, 2019, and are incorporated by reference herein.

The table below sets forth, to our knowledge, information concerning the beneficial ownership of shares of our common stock held by the selling stockholders as of January 15, 2020. The information in the table below with respect to the selling stockholders has been obtained from the selling stockholders. The selling stockholders may sell all, some or none of the shares of common stock subject to this prospectus. See “Plan of Distribution.” We have based our calculation of the percentage of beneficial ownership on 28,231,501 shares of common stock outstanding as of January 15, 2020.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to shares. Unless otherwise indicated below, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. The inclusion of any shares in this table does not constitute an admission of beneficial ownership for the person named below.

With the exception of Canaan VIII L.P., a principal stockholder of Liquidia prior to the Private Placement which is represented by Dr. Stephen Bloch, our Chairman, on the Board, none of the selling stockholders has held any position or office, or has otherwise had a material relationship, with us within the past three years.

Shares of Common Stock Beneficially Owned Prior to Offering			Number of Shares of Common Stock Being	Shares of Common Stock to be Beneficially Owned After Offering(1)
Name of Selling Stockholder	Number	Percentage	Offered(1)	Number	Percentage
Eshelman Ventures LLC(2)	5,159,744	18.3%	5,159,744	—	—
BKB Growth Investments, LLC(3)	479,233	1.7%	479,233	—	—
PD Joint Holdings, LLC, Series 2016-A(4)	479,233	1.7%	479,233	—	—
Samsara BioCapital, L.P.(5)	479,233	1.7%	479,233	—	—
Canaan VIII L.P.(6)	2,917,169	10.3%	319,488	2,597,681	9.2%
AMDG 1, LLC(7)	169,744	*	159,744	10,000	*
Sovereign’s Capital II, LP(8)	192,847	*	79,872	112,975	*
Brent Burgess(9)	13,747	*	7,987	5,760	*

* Less than 1%.

(1)  We do not know when or in what amounts a selling stockholder may offer shares for sale. The selling stockholders might not sell any or all of the shares offered by this prospectus. Because the selling stockholders may offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, none of the shares covered by this prospectus will be held by the selling stockholders.

(2)  Consists of 5,159,744 shares of common stock.  Fredric N. Eshelman is the founder, principal and managing member of Eshelman Ventures LLC (“Eshelman Ventures”) and has sole voting and investment power with respect to the shares of common stock held by Eshelman Ventures. The address for Eshelman Ventures is 319 North 3rd Street, Suite 301, Wilmington, NC 28401.

(3)  Consists of 479,233 shares of common stock. Paul B. Manning and Bradford Manning are each managers of Tiger Lily Capital, LLC, the manager of BKB Growth Investments, LLC (“BKB”), and have joint voting and investment power with respect to the shares held by BKB. The address for BKB is c/o Tiger Lily Capital LLC, 200 Garrett Street, Suite O, Charlottesville, VA 22902.

(4)  Consists of 479,233 shares of common stock. Paul B. Manning and Bradford Manning are each managers of Tiger Lily Capital, LLC, the manager of PD Joint Holdings, LLC, Series 2016-A (“PD”), and have joint voting and investment power with respect to the shares held by PD. The address for PD is c/o Tiger Lily Capital LLC, 200 Garrett Street, Suite O, Charlottesville, VA 22902.

(5)  Consists of 479,233 shares of common stock. Srinivas Akkaraju, MD, Ph.D., the managing member of Samsara BioCapital GP, LLC, the general partner of Samsara BioCapital, L.P. (“Samsara”), has sole voting and dispositive power with respect to the shares held by Samsara. Dr. Akkaraju disclaims beneficial ownership of the shares held by Samsara except to the extent of his pecuniary interest, if any. The address for Samsara is 628 Middlefield Road, Palo Alto, CA 94301.

(6)  Consists of (i) 2,882,791 shares of common stock and (ii) 34,378 shares of common stock issuable upon the conversion of an outstanding warrant held by Canaan VIII L.P. (“Canaan”). Canaan Partners VIII LLC is the general partner of Canaan and may be deemed to have sole investment and voting power over the shares held by Canaan. Brenton K. Ahrens, John V. Balen, Stephen M. Bloch, Wende S. Hutton, Maha S. Ibrahim, Deepak Kamra, Guy M. Russo and Eric A. Young are the managing members of Canaan Partners VIII LLC. Investment, voting and dispositive decisions with respect to the shares held by Canaan are made by the managers of Canaan Partners VIII LLC, collectively. Dr. Bloch, a member of our Board, is a managing member of Canaan Partners VIII LLC. No manager or member of Canaan Partners VIII LLC has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by Canaan. The address of Canaan is 285 Riverside Avenue, Suite 250, Westport, CT 06880.

(7)  Consists of 169,744 shares of common stock. Henry R. Kaestner, the manager of AMDG 1, LLC (“AMDG”), has sole voting and investment power with respect to the shares held by AMDG. The address for AMDG is c/o Keel Point, 8065 Leesburg Pike, Suite 300, Vienna, VA 22182.

(8)  Consists of 192,847 shares of common stock. Lukas Roush, the manager of Sovereign’s Capital II, LP (“Sovereign’s”), has sole voting and dispositive power with respect to the shares held by Sovereign’s. No manager or member of Sovereign’s has beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any shares held by Sovereign’s. The limited partners of Sovereign’s are the sole beneficial owners of the shares held by Sovereign’s. The address for Sovereign’s is 310 S. West Street, Suite 100, Raleigh, NC 27603.

(9)  Consists of 13,747 shares of common stock. The address for Brent Burgess is 821 Cranbrook Road, Raleigh, NC 27609.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

•                  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•                  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•                  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•                  an exchange distribution in accordance with the rules of the applicable exchange;

•                  privately negotiated transactions;

•                  short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•                  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•                  broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•                  a combination of any such methods of sale; and

•                  any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to use commercially reasonable efforts to cause the registration statement of which this prospectus constitutes a part effective and to remain continuously effective until the earlier of (1) the date on which all of the shares covered by this prospectus have been sold or (2) the date on which all of the shares cease to be “Registrable Securities” (as defined pursuant to the registration rights agreement entered into in connection with the Private Placement).

WHERE YOU CAN FIND MORE INFORMATION

This prospectus, which constitutes a part of the registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement.

We are required to file periodic reports, proxy statements and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov. We also maintain a website at www.liquidia.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that is incorporated by reference is considered to be part of this prospectus, and the information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering of the securities.

•                  our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on February 26, 2019;

•                  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2019, June 30, 2019 and September 30, 2019, filed with the SEC on May 2, 2019, August 14, 2019 and November 13, 2019, respectively;

•                  our Current Reports on Form 8-K filed with the SEC on January 7, 2019, February 7, 2019, March 4, 2019, March 11, 2019 (both reports), March 21, 2019, March 25, 2019, April 3, 2019, May 8, 2019, May 14, 2019, May 22, 2019, May 24, 2019, June 5, 2019, June 28, 2019, September 12, 2019, November 1, 2019, November 18, 2019, December 4, 2019, December 26, 2019 and January 27, 2020 (provided that any portions of such reports that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this prospectus); and

•                  the description of common stock set forth in our Registration Statement on Form 8-A (File No. 001-38601), filed with the SEC under Section 12(b) of the Exchange Act on July 23, 2018, including any amendments or reports filed for the purpose of updating such description.

Any statement contained in any document incorporated by reference herein will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any additional prospectus supplements modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. To request such materials, please contact Richard D. Katz, M.D., our Chief Financial Officer, at the following address or telephone number: Liquidia Technologies, Inc., PO Box 110085, Research Triangle Park, NC 27709, (919) 328-4400. A copy of all documents that are incorporated by reference into this prospectus can also be found on our website by accessing www.liquidia.com.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that information in this prospectus is accurate as of any date other than the date on the front of these documents.

LEGAL MATTERS

The validity of the shares of common stock offered hereby is being passed upon for us by DLA Piper LLP (US), Short Hills, New Jersey.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2018 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 2 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

7,164,534 Shares

Common Stock

PROSPECTUS

                                , 2020

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.                     Other Expenses of Issuance and Distribution.

The following table sets forth the various expenses incurred or to be incurred in connection with the sale and distribution of the securities being registered hereby, all of which will be borne by us (except any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares). All amounts shown are estimates except the SEC registration fee.

Securities and Exchange Commission Registration Fee	$5,320
Printing	10,000
Accounting Fees and Expenses	12,000
Legal Fees and Expenses	50,000
Miscellaneous	10,000
Total	$87,320

Item 15.                     Indemnification of Directors and Officers.

Section 102 of the Delaware General Corporation Law, or the DGCL, permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our amended and restated certificate of incorporation provides that no director of the Registrant shall be personally liable to it or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our amended and restated certificate of incorporation and amended and restated bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We will indemnify each person who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of us) by reason of the fact that he or she is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, if such Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Our amended and restated certificate of incorporation and amended and restated bylaws provide that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, a director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding, and any appeal therefrom, if the Indemnitee acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to us, unless a court determines that, despite such adjudication but in view of all of the circumstances, he or she is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, he or she will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Expenses must be advanced to an Indemnitee under certain circumstances.

We have entered into separate indemnification agreements with each of our directors and certain officers. Each indemnification agreement provide, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation and amended and restated bylaws against any and all expenses, judgments, fines, penalties and amounts paid in settlement of any claim. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for the reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation and amended and restated bylaws.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

In any underwriting agreement we enter into in connection with the sale of common stock being registered hereby, the underwriters will agree to indemnify, under certain conditions, us, our directors, our officers and persons who control us within the meaning of the Securities Act of 1933, as amended, or the Securities Act, against certain liabilities.

Item 16.                     Exhibits

The exhibits to this registration statement are listed in the Exhibit Index to this registration statement, which Exhibit Index is hereby incorporated by reference.

Item 17.                     Undertakings

The undersigned registrant hereby undertakes:

1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6)	That, for purposes of determining any liability under the Securities Act:

i.

The information omitted from the form of prospectus filed as part of the Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the Registration Statement as of the time it was declared effective; and

ii.

Each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7)

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

8)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

The following exhibits are filed as part of, or incorporated by reference into this document:

Exhibit No.	Description
4.1

Amended and Restated Certificate of Incorporation of Liquidia Technologies, Inc. (incorporated herein by reference to Exhibit 3.1 to Liquidia Technologies, Inc.’s Current Report on Form 8-K, filed with the SEC on July 30, 2018).

4.2

Amended and Restated Bylaws of Liquidia Technologies, Inc. (incorporated herein by reference to Exhibit 3.2 to Liquidia Technologies, Inc.’s Current Report on Form 8-K, filed with the SEC on July 30, 2018).

4.3	Form of Specimen Common Stock Certificate (incorporated herein by reference to Exhibit 4.1 to Liquidia Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on July 13, 2018).

4.4

Seventh Amended and Restated Investors’ Rights Agreement, dated as of February 2, 2018, by and among Liquidia Technologies, Inc., the Investors party thereto and the Common Holders party thereto (incorporated herein by reference to Exhibit 4.5 to Liquidia Technologies, Inc.’s Registration Statement on Form S-1, filed with the SEC on June 28, 2018).

4.5+

Common Stock Purchase Agreement, dated as of December 23, 2019, by and among Liquidia Technologies, Inc. and the Selling Stockholders (incorporated herein by reference to Exhibit 10.1 to Liquidia Technologies, Inc.’s Current Report on Form 8-K, filed with the SEC on December 26, 2019).

4.6+

Registration Rights Agreement, dated as of December 23, 2019, by and among Liquidia Technologies, Inc. and the Selling Stockholders (incorporated herein by reference to Exhibit 10.2 to Liquidia Technologies, Inc.’s Current Report on Form 8-K, filed with the SEC on December 26, 2019).

5.1*	Legal Opinion of DLA Piper LLP (US).

23.1*	Consent of PricewaterhouseCoopers LLP.

23.2*	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page).

* Filed herewith.

+ Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(b)(10). The omitted information is not material and would likely cause competitive harm to Liquidia Technologies, Inc. if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Morrisville, State of North Carolina, on February 3, 2020.

LIQUIDIA TECHNOLOGIES, INC.

By:	/s/ Neal Fowler
Neal Fowler
Chief Executive Officer

POWER OF ATTORNEY

KNOW BY ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Neal Fowler and Richard D. Katz, M.D., and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for and in the undersigned’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratify and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the date listed below.

Signature	Capacity	Date

/s/ Neal Fowler	Chief Executive Officer and Director	February 3, 2020
Neal Fowler	(Principal Executive Officer)

/s/ Richard D. Katz, M.D.	Chief Financial Officer	February 3, 2020
Richard D. Katz, M.D.	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Stephen Bloch	Chairman of the Board of Directors	February 3, 2020
Dr. Stephen Bloch

/s/ Dr. Seth Rudnick	Director	February 3, 2020
Dr. Seth Rudnick

/s/ Dr. Ralph Snyderman	Director	February 3, 2020
Dr. Ralph Snyderman

/s/ Arthur Kirsch	Director	February 3, 2020
Arthur Kirsch

/s/ Katherine Rielly-Gauvin	Director	February 3, 2020
Katherine Rielly-Gauvin

/s/ Dr. Joanna Horobin	Director	February 3, 2020
Dr. Joanna Horobin